Commissioned Production and Resource Supply Agreement

January 3, 2007

Eugene Science Co., Ltd.

RexGene Biotech Co., Ltd.

Eugene Science Co., Ltd. ("Party A") and RexGene Biotech Co., Ltd. ("Party B") hereby enter into this agreement to authorize Party B to produce Party A's health supplements ("the Products") and use Party A's Phytosterol.

Article 1 (Purpose)

Party A and Party B establish standards and principles of their partnership and aim to comply with the terms and conditions of this agreement in good faith for mutual profits and prosperity.

Article 2 (General Terms and Conditions)

① In this strategic partnership, Party A takes charge of supplying Phytosterol resources, research and development, and overseas marketing, whereas Party B concentrates on production and supply as well as domestic marketing. The products shall be sold through both parties' designated circulation channels. Further negotiation shall be carried on for overlapping circulation channels.
② Party B shall product at least one of products jointly developed by both parties under Party A's or Party B's brand name and cooperate with supplies and sales through its circulation channels as soon as possible. In addition, Party B shall develop new products using Party A's resources or add Party A's resources to its existing products and sell them through its circulation channels defined by additional agreements.
③ Both parties shall mutually cooperate with Party B's independent development or both parties' joint development for the use of Party A's original Phytosterol and certification of products that use it.
④ Party B agrees with the fact that Party A has the exclusive rights to supply Phytosterol which is currently used or will be used for its production. Also, Party B shall calculate the estimated annual use of Party A's resources and attach the estimate to additional agreements.
⑤ In relation to the production and marketing of products containing Party A's Phytosterol, both parties shall use Party B's beverage processing line and large-scale brand shops for production and marketing of beverage products.

Article 3 (Definition of Terms)

The following are the terms used in this Agreement:

① "Resource" is a part of product that is ingested and "Material" is a part not ingested. (However, the outer shell of capsule is a type of material.)

② "Final Products" refer to products that are ready to be sold with no additional processing.

③ "Products" are generally edible and have the efficacies, effects, and shape of final products. However, they need to be packaged in order to become final products.

④ "Authorization," "License," and "Declaration" are related to food-related administrative processes.

⑤ "Information" include general technical and academic knowledge that relates to all ingredients, prescriptions, quality, production, testing, and experiments.

Article 4 (Responsibilities)

Party A and Party B take charge of the following and cooperate with each other's responsibilities.

① (Printed Materials for Authorization/Licensing of Products)

A) Party A

1. Product Name, Label, Box, Instructions, and Packaging shall be decided by discussions with Party B and satisfy authorization/licensing criteria.
2. Party A is responsible for ads and commercials that are not attached to products.

B) Party B

1. Information and resources provided by Party A are Party A's asset and shall be kept accessible for Party A.
2. Producing products based on information and resources provided by Party A shall be authorized by Party A.

Article 5 (Provision of Technology and Knowledge)

① Party B shall provide information for products which are requested by Party A for Party B to produce using its technologies.

② If Party A or Party B finds it necessary, he shall share information and resources on possible products for future collaborations.

Article 6 (Trade Secrets)

① Party A and Party B shall not disclose any information and technology which was exchanged between them for their products.

② Even if some information and technology is publicly known, Party A and Party B shall not disclose it purposefully.

Article 7 (Use of Resources and Materials)

Both parties shall observe the following terms for the maintenance of quality, stability, and marketability.

① Both parties shall mutually select the best resources containing the most appropriate contents from the best makers.

② Materials shall guarantee optimal quality and shall be mutually selected by both parties.

③ Party B is responsible for product design and instructions and Party A is responsible for revisions and color selection.

Article 8 (Schedule)

The following ordering, contract, and production standards shall be met for logistics and production control.

① (Initial Production)

Production schedule, including schedule after mixing of resources for taste and shape or delivery date, shall follow additional agreements.

② Party B shall notify delivery considering ongoing production schedule upon receiving Party A's orders or consulting Party A for contract. However, schedule may be changed for initial delivery if both parties agree with it.

③ After placing the first order, Party A shall send a written order form indicating quantity and location of delivery within three weeks. Party B shall notify Party A if schedule of delivery changes.

Article 9 (Delivery)

① Party B's delivery shall follow Party A's logistics regulations, with which Party B

shall agree. Delivery of final products that satisfy all quality requirements shall be made to Party A's designated location along with a report of testing.

② Party A shall receive all quantities of ordered or contracted final products on the designated delivery date unless otherwise notified. However, it shall not be the case if Party A and Party B agree on alternate terms of delivery.

Article 10 (Inspection)

① Party A shall inspect Party B's final products upon delivery. If not all products can be inspected only samples shall be inspected.

② Party A shall notify inspection results to Party B within 10 days from delivery. If no notification is sent, it is considered the results are satisfactory.

③ Party A may return final products that are found unsatisfactory in result of inspection. Party B shall immediately process exchange or refund as requested by Party A and shall take charge of all additional costs, if any.

④ If, in result of Item ③:

A) Party A demands a refund, Party B shall provide a refund within 60 days;

B) Party B demands an exchange, Party B is not exempted from the penalty of delayed delivery.

C) In case of refund or exchange, Party B shall compensate for Party A's cost of marketing, transportation, and other applicable costs.

⑤ If the defect that caused refund or exchange is due to Party A's resource or instruction, none of the above items are applied.

Article 11 (Quality Assurance)

① Party B guarantees Party A that no final product has defects.

② If defects are found within a year from delivery inspection specified in Article 10, Party B shall process an exchange or refund for Party A. Details about quality assurance liability shall be decided by Party A and Party B. However, Item ④ in Article 10 is applied.

③ If the defect that caused refund or exchange is due to Party A's resource or instruction, none of the above items are applied.

Article 12 (Quality Control)

① Party A is responsible for general quality control for final products that pass delivery inspection. However, Party B is responsible for defects caused by production process even if Party A fails to find them at the time of delivery inspection.
② Party B is responsible for all quality control measures in production process and shall keep inspection reports from authorized institutes and quality control items of Party A in written format or other acceptable formats.
③ For general quality control, Party A may occasionally check and identity Party B's production process with Party B's consent.
④ Party B shall immediately notify Party A if he finds technical problems with production and discuss solutions with Party A.
⑤ Both parties may agree to request quality, efficacy, and/or safety researches, examinations, and inspections to related research institute or academic authorities.

Article 13 (Method of Payment)

① If products are ordered for production purposes, Party A shall remit 50% of total amount upon placing the order and the remaining balance within 15 days from delivery. If Party A orders and products his own export items, his export conditions may be applied with Party B's consent.
② When Party B orders Party A's Phytosterol, Item ① is applied. However, if the final products containing Phytosterol is delivered to Party A, the cost of resources may be deducted from the cost of final products.
③ Unit price and settlement conditions of each order shall follow further terms of additional agreements.

Article 14 (Exaggerated Advertisements)

① Party A and Party B shall observe Article 18 (Prohibition of Fraudulent or Exaggerated Marks and Advertisements) of Health Supplement Act and Article 21 (Use of Fraudulent or Exaggerated Marks and Advertisements) of its enforcement ordinances.
② Party B shall consult Party A when producing labels, cases, and instructions for products and obtain "Advertisement Censorship" from the Korea Health Supplement Association according to Health Supplement Act.
③ Party A shall check and comply with items on "Exaggerated Advertisements" in the Health Supplement Act in regards to public relations and ads (Internet, magazines, newspapers, and other types of media) of seller. If Party A asks Party B for advising

or verification in regards to printed materials and ads, Party B shall be cooperative with Party A's requests.

Article 15 (Liabilities)

Party B shall be responsible for it if any of his products which are sold by Party A causes problems and costs to third parties, including product users. However, Party B is exempted if the problems and costs are caused by Party A's misconduct.

Article 16 (Intellectual Properties, etc)

① If Party A or Party B is engaged in an intellectual property dispute with a third party in relation to any of their products, Party B is responsible for the dispute and Party A's losses. However, Party A is responsible for disputes caused by Party A's specifications or design brands.
② This article is valid even after the termination of this agreement.

Article 17 (Term of Agreement)

① This agreement is valid for a year from the date it is signed. However, if neither party notify the other in writing the intention to termination within 90 days in prior to the expiration, this agreement is automatically extended for another year each year.
② In spite of Item ①, Article 6 of this agreement is valid for five years from the termination of this agreement.

Article 18 (Termination of Agreement)

① In any of the following cases, Party A or Party B may immediately terminate this agreement:

1. If any party files liquidation, bankruptcy, or legal management;
2. If any party receives an order of suspension or cancellation of license or registration by administration office;
3. If any party violates related laws pertaining to health supplements;
4. If any party transfers, provide for security, or subcontract his rights or duties pertaining to this agreement without the other party's consent;
5. If it is clear that any party can no longer fulfill his duties stated in this agreement.

② In any of the cases below, the other party shall demand compliance in writing and assign a grace period for correction. If no correction is done within the period, all or parts of this agreement may be terminated:

1. If Party B refuses to make additional agreements with no acceptable reason;
2. If Party B refuses to work on production or delays production and cannot meet the delivery date;
3. If Party A fails to make payment with no acceptable reason;
4. If Party B uses Party A's packaging materials, resources, and/or materials for purposes not permitted by this agreement;

③ If this agreement is terminated due to Items ① or ②, any party's obligations against the other shall be consolidated immediately.

Article 19 (Additional Agreement)

Issues that are not mentioned in this agreement or shall be modified may be mutually modified by both parties in an additional agreement.

Article 20 (Arbitration of Disputes)

① If disputes arise due to items not specified in this agreement or misinterpretation of this agreement, both parties shall negotiate with each other and follow customs. If not handled this way, it shall be submitted to the Korean Commercial Arbitration Board for arbitration.
② Lawsuits shall be filed with Seoul District Court.

For verification, this agreement is duplicated and signed, dated, and kept by Party A and Party B.

January 3, 2007

Party A
Address: 16-7 Samjeong-dong Ojeong-gu Bucheon
Company: Eugene Science Co., Ltd.
CEO: Seung Gwon Noh (Seal)

Party B
Address: 641-2 Gak-ri Ochang-myeon Cheongwon-gun, Chungbuk
Company: RexGene Biotech Co., Ltd.
CEO: Suk Hyung Gwon (Seal)

Additional Terms and Conditions

Eugene Science Co., Ltd. ("Party A") and RexGene Biotech Co., Ltd. ("Party B") mutually agree on the following additional terms and conditions on this day of January 3, 2007.

Article 1 [Orders]

① Party A shall market his Phytosterol and related products overseas, so that Party B can produce and sell [over 180,000 bottles a year].

② Party B shall promote product development and sales through H (network distributor), O (pharmaceutical distributor), and C (home shopping distributor) in order to purchase and sell [over 6,800kg] of Party A's Phytosterol a year.

Article 2 [Pricing]

No	Category	Products	Units	Estimated Prices	Remarks
1	Health Supplement	Chol Zero Capsules	Bottle (120C)	KRW 4,450-	Packaging Sold Separate / Including PS / Not Including VAT
2	Resources	Phytosterol	kg	KRW 80,000-	Not Including VAT

Prices of additional items and resources shall be decided separately.

Party A and Party B shall discuss with each other in good faith for questions regarding this agreement or issues not specified in this agreement.

For verification, this agreement is duplicated and kept by Party A and Party B.

January 3, 2007

Party A
Address: 16-7 Samjeong-dong Ojeong-gu Bucheon
Company: Eugene Science Co., Ltd.
CEO: Seung Gwon Noh (Seal)

Party B
Address: 641-2 Gak-ri Ochang-myeon Cheongwon-gun, Chungbuk
Company: RexGene Biotech Co., Ltd.
CEO: Suk Hyung Gwon (Seal)